Exhibit 99.1

AGBA Group is Positioned For Hong Kong’s Rebounding Macro Environment with Business Refinements and Growth Strategies

HONG KONG, Feb. 27, 2024 (GLOBE NEWSWIRE) -- The year 2023 posed significant macro-economic challenges for Hong Kong and China, particularly in relation to the Chinese real estate and financial markets. As an open economy heavily reliant on tourism, exports, and financial markets, Hong Kong faced a difficult year.

However, there are now emerging signs of a recovery in the macro environment for both China and Hong Kong. The annual Chinese New Year celebrations in Hong Kong this year witnessed a record number of visitors from Mainland China, indicating an upswing in spending, including on financial products and services. Alongside these cyclical tailwinds, Hong Kong is experiencing structural growth driven by demographic factors and the increasing demand for its products and services from the Greater Bay Area (GBA).

AGBA Group Holding Limited (“AGBA” or the “Company”), the leading one-stop financial supermarket in Hong Kong, is strategically positioned to capitalize on Hong Kong’s return to growth. The challenges faced in 2023 prompted successful changes to AGBA’s business model, resulting in increased focus and efficiency. The implementation of significant cost-cutting measures is expected to reduce normalized operating expenses to a level for strong growth and profitability.

With its enhanced and streamlined business model, AGBA is well-prepared for growth in 2024. Growth will be further supported by the recent securing of substantial funds through a successful equity private placement in February 2024, in addition to completing and planning asset sales of non-core activities.

These strategic initiatives have positioned AGBA as a formidable player in the market and facilitated the establishment of exciting and successful new partnerships. These collaborations are anticipated to further enhance AGBA’s growth potential and consolidate its position as an industry leader.

Various factors contributing to a substantial decline in AGBA’s share price since its listing on Nasdaq in 2022. There now exists a notable disconnect between the current share price and the underlying business value. Given the improved macro environment and the growth prospects stemming from AGBA’s refined business model, closing this valuation gap presents significant upside potential for existing and new shareholders.

Mr. Wing-Fai Ng, Group President, AGBA Group Holding Limited said “We have actively adapted to the changing landscape and taken bold steps to position ourselves for growth. Our efforts to streamline operations and forge strategic partnerships have strengthened our position in the market. As we look ahead to 2024, we remain singularly focused on capturing growth while containing operating costs. Furthermore, we are optimistic about the potential realization of our expansion to Singapore, following our clients’ footsteps, this year”

An updated investor presentation on our website provides valuable insights into AGBA’s forward-thinking approach. Please visit the official links below: www.agba.com/ir.

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About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Media and Investor Relations Contact:

Ms. Bethany Lai media@agba.com/ ir@agba.com +852 5529 4500
Social Media Channels: agbagroup LinkedIn | Twitter | Instagram | Facebook | YouTube

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

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